UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 10, 2017
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 10, 2017, John Murphy, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer) of Qualcomm Incorporated (the Company), informed the Company that he is resigning effective March 17, 2017 to pursue other opportunities.
(c) George S. Davis, the Company’s Executive Vice President and Chief Financial Officer, will serve as the Company’s Principal Accounting Officer, in addition to his continued service as Chief Financial Officer (Principal Financial Officer), effective upon Mr. Murphy’s resignation. Mr. Davis previously served as both the Company’s Principal Financial Officer and Principal Accounting Officer upon joining the Company in March 2013 until Mr. Murphy’s hiring in September 2014. Information regarding Mr. Davis’s previous business experience is contained in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2016 under the heading “Executive Officers” and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2017	QUALCOMM Incorporated By: /s/ George S. Davis George S. Davis Executive Vice President and Chief Financial Officer